Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Fourth Quarter and Full Year 2011 Highlights

•	Fourth quarter earnings per share from continuing operations of $0.16

•	Fourth quarter adjusted earnings per share up 26% to $0.29, which compares to $0.23 in the prior year

•	Full year earnings per share from continuing operations of $0.32

•	Full year adjusted earnings per share up 36% to $0.64, which compares to $0.47 in the prior year

•	Year-end cash balance of $121 million

•	Net leverage drops to 3.3x from 4.1x at prior-year end

LINCOLNSHIRE, ILLINOIS, February 15, 2012 – ACCO Brands Corporation (NYSE: ABD), a world leader in branded office products, today reported its fourth quarter results for the period ended December 31, 2011.

“While consumer and business spending continued to be constrained in the fourth quarter in both the U.S. and Europe, we managed the business well and are pleased with our bottom-line performance for the quarter and the year,” said Robert J. Keller, chairman and chief executive officer. “We’ve set the stage for a transformation of ACCO Brands. Our pending merger with MeadWestvaco’s Consumer and Office Products business marks an important first step in that transformation.”

Fourth Quarter Results

Net sales decreased 2% to $350.7 million, compared to $359.5 million in the prior-year quarter. Volume declined nearly 4% but was partially offset by favorable pricing, which added more than 1%. Foreign exchange translation was modestly negative. Fourth quarter income from continuing operations was $9.4 million, or $0.16 per diluted share, compared to income of $4.3 million, or $0.07 per diluted share, in the prior-year quarter. Comparable earnings increased 26% to $0.29 per diluted share compared to $0.23 per share. Adjusted earnings use a normalized effective tax rate of 30% in both periods and exclude $4.1 million of costs associated with the pending acquisition of MeadWestvaco’s Consumer and Office Products business.

Reported fourth quarter operating income increased 17% to $40.0 million, excluding $4.1 million of costs associated with the pending acquisition, from $34.2 million in the prior-year quarter. Adjusted EBITDA increased 8% to $52.4 million from $48.3 million in the prior year, also excluding the costs of the pending acquisition. The company ended the quarter with $121.2 million of cash and no borrowings under its revolving credit facility.

Business Segment Highlights

ACCO Brands Americas

ACCO Brands Americas fourth quarter net sales decreased 4% to $174.4 million from $181.7 million in the prior-year quarter. Volume declined 5%, partially offset by pricing which added 2%. Foreign currency translation reduced sales by 1%. The decline in volume was due to a difficult comparison to the prior-year quarter as well as tight management of inventory by certain customers. Operating income declined to $14.2 million compared to $17.1 million in the prior-year quarter and operating margin declined to 8.1% from 9.4% primarily from the deleveraging of fixed costs due to lower sales volume.

ACCO Brands International

ACCO Brands International net sales decreased 4% to $122.2 million from $126.9 million in the prior-year quarter. Volume declined 7% due to lower demand in Europe. Pricing and foreign currency translation favorably impacted sales by 3% and 1%, respectively. Operating income increased 47% to $17.9 million, compared to $12.2 million in the prior-year quarter, and operating margin expanded 500 basis points to 14.6% from 9.6% due to the strong improvement of the profitability of the European business, resulting from price increases and operational improvements executed in the first half of the year, as well as continued strong performance in other regions.

Computer Products Group

Computer Products net sales increased 6% to $54.1 million compared to $50.9 million in the prior-year quarter. Volume increased 10% driven by new products. Pricing and foreign currency translation unfavorably impacted sales by 4% and 1%, respectively. Operating income increased 17% to $13.6 million, compared to $11.6 million in the prior-year quarter, and operating margin increased to 25.1% from 22.8% in the prior-year quarter due to higher volumes.

Full Year Results

Net sales increased 3% to $1.32 billion compared to $1.28 billion in the prior year. Foreign currency translation contributed 3% to sales growth. Volume declines of 2% were offset by pricing which added 2%. Income from continuing operations was $18.6 million, or $0.32 per diluted share, for the twelve months ended December 31, 2011, compared to income of $7.8 million, or $0.14 per diluted share, in the prior year. Adjusted earnings per share increased 36% to $0.64 per share, compared to $0.47 per share in the prior year. Adjusted earnings, which were $36.9 million in the current period compared to $26.9 million in the prior year, use a normalized effective tax rate of 30% in both periods and exclude $5.6 million of costs associated with the pending acquisition of MeadWestvaco Corporation’s Consumer and Office Products business and $4.2 million of costs associated with the company’s repurchase of bonds in the current period.

Operating income increased 10% to $120.8 million, excluding $5.6 million of costs associated with the pending acquisition, compared to operating income of $109.7 million in the prior year. Adjusted EBITDA increased 6% to $168.3 million, from $158.4 million in the prior year, and included a benefit from foreign exchange translation of $8.6 million.

Business Outlook

The company expects to incur $5-7 million of restructuring charges in the first quarter of 2012 for severance and related expenses, as it streamlines its sales and operations functions in the U.S. and Europe. Savings associated with these actions are expected to be between $5-7 million in 2012, growing to $8 million on a full-year annualized basis thereafter. The company expects the pre-tax net cash outflow from these actions to be approximately $5 million, with an expected payback in the current year.

The company’s 2012 outlook is for the current business only and does not include business restructuring or refinancing costs, or any impact from the pending acquisition of MeadWestvaco’s Consumer and Office Products business. The company is planning for sales to be flat in 2012, with modest growth at constant currency offset by negative impacts of foreign currency translation. Based on continued productivity improvements, the company expects to grow diluted earnings per share by approximately 30% on a normalized 30% tax rate basis.

Targeted free cash flow, after interest, taxes and capital expenditures, is expected to be approximately $50-60 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all unusual tax items. Adjusted supplemental EBITDA from continuing operations also excludes other non-operating items, including other income/expense and stock-based compensation expense and costs associated with the pending acquisition of MeadWestvaco’s Consumer and Office Products business. Adjusted results and supplemental EBITDA from continuing operations are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, Derwent, Marbig and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the company’s securities. Among the factors that could cause our plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including any volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the liquidity and solvency of our major customers; our continued ability to access the capital and credit markets; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, under Item 1A, “Risk Factors,” and in the company’s other SEC filings.

Forward-looking statements relating to the proposed merger involving ACCO Brands and the Consumer & Office Products business of MeadWestvaco Corporation include, but are not limited to: statements about the benefits of the proposed merger, including future financial and operating results; ACCO Brands’ plans, objectives, expectations and intentions; the expected timing of completion of the merger; and other statements relating to the merger that are not historical facts. With respect to the proposed merger, important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: risks and uncertainties relating to the ability to obtain the requisite ACCO Brands Corporation shareholder approval; the risk that ACCO Brands or MeadWestvaco Corporation may be unable to obtain governmental and regulatory approvals required for the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the merger; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected and the impact of additional indebtedness. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the preliminary proxy statement/prospectus included in the registration statement on Form S-4/A that ACCO Brands filed with the United States Securities and Exchange Commission (“SEC”) on February 13, 2012 in connection with the proposed merger.

Additional Information

In connection with the proposed merger, ACCO Brands filed a registration statement on Form S-4/A with the SEC on February 13, 2012, but this registration statement has not been declared effective. This registration statement includes a proxy statement of ACCO Brands that also constitutes a prospectus of ACCO Brands, and will be sent to the shareholders of ACCO Brands. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about ACCO Brands and the proposed merger. The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents (when they are available) can also be obtained free of charge from ACCO Brands upon written request to ACCO Brands Corporation, Investor Relations, 300 Tower Parkway, Lincolnshire, Illinois 60069, or by calling (847) 484-3020.

This communication is not a solicitation of a proxy from any security holder of ACCO Brands. However, ACCO Brands and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger under the rules of the SEC. Information about the directors and executive officers of ACCO Brands may be found in its 2010 Annual Report on Form 10-K filed with the SEC on February 24, 2011, and its definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 4, 2011.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended December 31,		%
	2011	1010	Change
Net sales	$350.7	$359.5	(2)%
Cost of products sold	237.8	245.7	(3)%

Gross profit	112.9	113.8	(1)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	75.4	77.7	(3)%
Amortization of intangibles	1.5	1.6	(6)%
Restructuring charges	0.1	0.3	(67)%

Total operating costs and expenses	77.0	79.6	(3)%

Operating income	35.9	34.2	5%

Non-operating expense (income):
Interest expense, net	17.9	19.4	(8)%
Equity in earnings of joint ventures	(2.3)	(3.7)	(38)%
Other expense, net	0.6	—	NM

Income from continuing operations before income tax	19.7	18.5	6%
Income tax expense	10.3	14.2	(27)%

Income from continuing operations	9.4	4.3	119%
Income from discontinued operations, net of income taxes	—	2.5	(100)%

Net income	$9.4	$6.8	38%

Per share:
Basic earnings per share:
Income from continuing operations	$0.17	$0.08	113%
Income from discontinued operations	$—	$0.05	(100)%
Basic earnings per share	$0.17	$0.12	42%

Diluted earnings per share:
Income from continuing operations	$0.16	$0.07	129%
Income from discontinued operations	$—	$0.04	(100)%
Diluted earnings per share	$0.16	$0.12	33%

Weighted average number of shares outstanding:
Basic	55.4	54.9
Diluted	57.8	57.2

Reconciliation of Reported Consolidated Results to Adjusted Results

	Three Months Ended				Three Months Ended
	December 31, 2011				December 31, 2010
		Excluded	Tax			Tax
		Items	Adjustment			Adjustment
(in millions, except per share data)	Reported	(B)	(A)	Adjusted	Reported	(A)	Adjusted
Income from continuing operations before income tax	$19.7	$4.1	$—	$23.8	$18.5	$—	$18.5
Income tax expense (benefit)	10.3	1.2	(4.4)	7.1	14.2	(8.7)	5.5

Income from continuing operations	$9.4	$2.9	$4.4	$16.7	$4.3	$8.7	$13.0

Diluted earnings per share:
Income from continuing operations	$0.16			$0.29	$0.07		$0.23

Weighted average number of diluted shares outstanding	57.8			57.8	57.2		57.2

Note – “Adjusted” results are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the most directly comparable GAAP financial measure. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended December 31,
	2011		2010
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	32.2%		31.7%
Advertising, selling, general and administrative	21.5%	20.3%	21.6%
Operating income	10.2%	11.4%	9.5%
Income from continuing operations before income tax	5.6%	6.8%	5.1%
Net income	2.7%	4.8%	1.9%	4.3%
Income tax rate	52.3%	30.0%	76.8%	30.0%

(A)	The Company has incurred significant pre-tax losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company’s deferred tax assets. As a result, the results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period. Assuming all the locations become profitable in the future and the valuation allowances were reversed, the Company’s ongoing effective tax rate would approximate 30%. This estimated long-term rate will be subject to variations from the mix of earnings in the Company’s operating jurisdictions.
(B)	During the fourth quarter of 2011, the Company recorded costs associated with the pending acquisition of MeadWestvaco’s Consumer and Office Products business of $4.1 million, or $0.05 per diluted share, on an adjusted net of tax basis.

Reconciliation of Net Income to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended
	December 31,
	2011	2010	% Change
Net income	$9.4	$6.8	38%
Discontinued operations	—	(2.5)	100%
Mead merger related expenses (C)	4.1	—	NM
Income taxes, impact of adjustments	3.2	8.7	(63)%

Adjusted income from continuing operations	16.7	13.0	28%
Interest expense, net	17.8	19.4	(8)%
Adjusted income tax expense	7.1	5.5	29%
Depreciation	6.1	7.1	(14)%
Amortization of intangibles (D)	1.5	1.6	(6)%
Other expense, net	0.7	—	NM
Stock-based compensation expense	2.5	1.7	47%

Adjusted supplemental EBITDA from continuing operations	$52.4	$48.3	8%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	14.9%	13.4%

(C)	During the fourth quarter of 2011, the company recorded costs associated with the pending acquisition of MeadWestvaco’s Consumer and Office Products business of $4.1 million.
(D)	Amortization of intangibles for the three months ended December 31, 2010 exclude $0.1 million that has been included in discontinued operations, which is excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Twelve Months Ended December 31,		%
	2011	2010	Change
Net sales	$1,318.4	$1,284.6	3%
Cost of products sold	903.7	887.5	2%

Gross profit	414.7	397.1	4%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	293.9	281.2	5%
Amortization of intangibles	6.3	6.7	(6)%
Restructuring income	(0.7)	(0.5)	40%

Total operating costs and expenses	299.5	287.4	4%

Operating income	115.2	109.7	5%

Non-operating expense (income):
Interest expense, net	77.2	78.3	(1)%
Equity in earnings of joint ventures	(8.5)	(8.3)	2%
Other expense, net	3.6	1.2	200%

Income from continuing operations before income tax	42.9	38.5	11%
Income tax expense	24.3	30.7	(21)%

Income from continuing operations	18.6	7.8	138%
Income from discontinued operations, net of income taxes	38.1	4.6	728%

Net income	$56.7	$12.4	357%

Per share:
Basic earnings per share:
Income from continuing operations	$0.34	$0.14	143%
Income from discontinued operations	$0.69	$0.08	763%
Basic earnings per share	$1.03	$0.23	348%

Diluted earnings per share:
Income from continuing operations	$0.32	$0.14	129%
Income from discontinued operations	$0.66	$0.08	725%
Diluted earnings per share	$0.98	$0.22	345%

Weighted average number of shares outstanding:
Basic	55.2	54.8
Diluted	57.6	57.2

Reconciliation of Reported Consolidated Results to Adjusted Results

	Twelve Months Ended				Twelve Months Ended
	December 31, 2011				December 31, 2010
		Excluded	Tax			Tax
		Items	Adjustment			Adjustment
(in millions, except per share data)	Reported	(B)	(A)	Adjusted	Reported	(A)	Adjusted
Income from continuing operations before income tax	$42.9	$9.8	$—	$52.7	$38.5	$—	$38.5
Income tax expense (benefit)	24.3	2.9	(11.4)	15.8	30.7	(19.1)	11.6

Income (loss) from continuing operations	$18.6	$6.9	$11.4	$36.9	$7.8	$19.1	$26.9

Diluted earnings per share:
Income (loss) from continuing operations	$0.32			$0.64	$0.14		$0.47

Weighted average number of diluted shares outstanding	57.6			57.6	57.2		57.2

Note – “Adjusted” results are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the most directly comparable GAAP financial measure. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.

Statistics (as a % of Net sales, except Income tax rate)

	Twelve Months Ended December 31,
	2011		2010
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.5%		30.9%
Advertising, selling, general and administrative	22.3%	21.9%	21.9%
Operating income	8.7%	9.2%	8.5%
Income from continuing operations before income tax	3.3%	4.0%	3.0%
Net income	4.3%	5.7%	1.0%	2.5%
Income tax rate	56.6%	30.0%	79.7%	30.0%

(A)	The Company has incurred significant pre-tax losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company’s deferred tax assets. As a result, the results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the current and prior periods. Assuming all the locations become profitable in the future and the valuation allowances were reversed, the Company’s ongoing effective tax rate would approximate 30%. This estimated long-term rate will be subject to variations from the mix of earnings in the Company’s operating jurisdictions.
(B)	During 2011, the Company recorded a loss associated with bond repurchases of $4.2 million, or $0.05 per diluted share, and recorded costs associated with the pending acquisition of MeadWestvaco’s Consumer and Office Products business of $5.6 million, or $0.07 per diluted share, on an adjusted net of tax basis.

Reconciliation of Net Income to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Twelve Months Ended
	December 31,
	2011	2010	% Change
Net income	$56.7	$12.4	357%
Discontinued operations	(38.1)	(4.6)	NM
Loss on bond repurchases (C)	4.2	—	NM
Mead merger related expenses (D)	5.6	—	NM
Income taxes, impact of adjustments	8.5	19.1	(55)%

Adjusted income from continuing operations	36.9	26.9	37%
Adjusted interest expense, net (C)	75.9	78.3	(3)%
Adjusted income tax expense	15.8	11.6	36%
Depreciation (E)	26.4	29.5	(11)%
Amortization of intangibles (F)	6.3	6.7	(6)%
Adjusted other expense, net (C)	0.7	1.2	(42)%
Stock-based compensation expense	6.3	4.2	50%

Adjusted supplemental EBITDA from continuing operations	$168.3	$158.4	6%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	12.8%	12.3%

(C)	During the third quarter of 2011, the Company recorded a $4.2 million loss associated with bond repurchases. $3.0 million of the premium paid was recorded in Other expense, net and $1.2 million of accelerated debt origination costs were recorded in Interest expense, net.
(D)	During the second half of 2011, the company recorded costs associated with the pending acquisition of MeadWestvaco’s Consumer and Office Products business of $5.6 million.
(E)	Depreciation expense for the twelve months ended December 31, 2011 and 2010, excludes $0.1 million and $0.1 million, respectively, that has been included in discontinued operations, which is excluded from adjusted income from continuing operations.
(F)	Amortization of intangibles for the twelve months ended December 31, 2011 and 2010, excludes $0.1 million and $0.2 million, respectively, that has been included in discontinued operations, which is excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2011			2010			Changes
							Net Sales	Net Sales			Margin
	Net Sales	OI	OI Margin	Net Sales	OI	OI Margin	$	%	OI $	OI %	Points
Q1:
ACCO Brands Americas	$152.2	$5.5	3.6%	$158.6	$8.3	5.2%	$(6.4)	(4)%	$(2.8)	(34)%	(160)
ACCO Brands International	104.9	4.1	3.9%	102.2	9.1	8.9%	2.7	3%	(5.0)	(55)%	(500)
Computer Products	41.3	9.3	22.5%	39.7	8.1	20.4%	1.6	4%	1.2	15%	210
Corporate	—	(5.6)		—	(5.0)		—		(0.6)

Total	$298.4	$13.3	4.5%	$300.5	$20.5	6.8%	$(2.1)	(1)%	$(7.2)	(35)%	(230)

Q2:
ACCO Brands Americas	$175.7	$14.5	8.3%	$169.9	$14.4	8.5%	$5.8	3%	$0.1	1%	(20)
ACCO Brands International	105.8	9.0	8.5%	93.2	4.9	5.3%	12.6	14%	4.1	84%	320
Computer Products	48.7	13.1	26.9%	42.1	10.7	25.4%	6.6	16%	2.4	22%	150
Corporate	—	(6.0)		—	(5.0)				(1.0)

Total	$330.2	$30.6	9.3%	$305.2	$25.0	8.2%	$25.0	8%	$5.6	22%	110

Q3:
ACCO Brands Americas	$182.6	$16.5	9.0%	$178.1	$16.5	9.3%	$4.5	3%	$—	0%	(30)
ACCO Brands International	110.3	14.6	13.2%	97.0	5.3	5.5%	13.3	14%	9.3	175%	770
Computer Products	46.2	11.1	24.0%	44.3	12.6	28.4%	1.9	4%	(1.5)	(12)%	(440)
Corporate	—	(6.8)		—	(4.4)				(2.4)

Total	$339.1	$35.4	10.4%	$319.4	$30.0	9.4%	$19.7	6%	$5.4	18%	100

Q4:
ACCO Brands Americas	$174.4	$14.2	8.1%	$181.7	$17.1	9.4%	$(7.3)	(4)%	$(2.9)	(17)%	(130)
ACCO Brands International	122.2	17.9	14.6%	126.9	12.2	9.6%	(4.7)	(4)%	5.7	47%	500
Computer Products	54.1	13.6	25.1%	50.9	11.6	22.8%	3.2	6%	2.0	17%	230
Corporate	—	(9.8)		—	(6.7)				(3.1)

Total	$350.7	$35.9	10.2%	$359.5	$34.2	9.5%	$(8.8)	(2)%	$1.7	5%	70

YTD:
ACCO Brands Americas	$684.9	$50.7	7.4%	$688.3	$56.3	8.2%	$(3.4)	(0)%	$(5.6)	(10)%	(80)
ACCO Brands International	443.2	45.6	10.3%	419.3	31.5	7.5%	23.9	6%	14.1	45%	280
Computer Products	190.3	47.1	24.8%	177.0	43.0	24.3%	13.3	8%	4.1	10%	50
Corporate	—	(28.2)		—	(21.1)				(7.1)

Total	$1,318.4	$115.2	8.7%	$1,284.6	$109.7	8.5%	$33.8	3%	$5.5	5%	20

ACCO Brands Corporation

Supplemental Net Sales Growth Analysis

(Unaudited)

	Percent Change - Sales
	Net Sales Growth	Currency Translation	Comparable Sales Growth	Price	Volume
Q1 2011:
ACCO Brands Americas	(4.0%)	1.4%	(5.4%)	1.1%	(6.5%)
ACCO Brands International	2.6%	4.7%	(2.1%)	1.2%	(3.3%)
Computer Products	4.0%	1.3%	2.7%	1.8%	0.9%

Total	(0.7%)	2.5%	(3.2%)	1.2%	(4.4%)

Q2 2011:
ACCO Brands Americas	3.4%	1.5%	1.9%	1.5%	0.4%
ACCO Brands International	13.5%	14.6%	(1.1%)	3.3%	(4.4%)
Computer Products	15.7%	5.8%	9.9%	1.7%	8.2%

Total	8.2%	6.1%	2.1%	2.1%	0.0%

Q3 2011:
ACCO Brands Americas	2.5%	1.2%	1.3%	1.7%	(0.4%)
ACCO Brands International	13.7%	10.9%	2.8%	4.5%	(1.7%)
Computer Products	4.3%	4.1%	0.2%	(1.1%)	1.3%

Total	6.2%	4.5%	1.7%	2.2%	(0.5%)

Q4 2011:
ACCO Brands Americas	(4.0%)	(0.9%)	(3.1%)	1.9%	(5.0%)
ACCO Brands International	(3.7%)	0.8%	(4.5%)	2.8%	(7.3%)
Computer Products	6.3%	(0.5%)	6.8%	(3.7%)	10.5%

Total	(2.4%)	(0.2%)	(2.2%)	1.4%	(3.6%)

2011 YTD:
ACCO Brands Americas	(0.5%)	0.8%	(1.3%)	1.6%	(2.9%)
ACCO Brands International	5.7%	7.2%	(1.5%)	2.9%	(4.4%)
Computer Products	7.5%	2.5%	5.0%	(0.6%)	5.6%

Total	2.6%	3.1%	(0.5%)	1.7%	(2.2%)

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	December 31, 2011	December 31, 2010
Current debt obligations, including current portion of long-term debt	$0.2	$0.2
Long-term debt obligations	668.8	727.4

Total outstanding debt	669.0	727.6
Less: cash and cash equivalents	121.2	83.2

Net debt	$547.8	$644.4

Leverage Ratio (Debt to EBITDA from Continuing Operations)	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$168.3	$158.4
Net debt	$547.8	$644.4
Gross debt	$669.0	$727.6
Total Leverage (net debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	3.3	4.1
Senior-Secured Leverage (senior-secured debt ($422.7 million as of December 31, 2011 and $456.3 million as of December 31, 2010) divided by TTM adjusted supplemental EBITDA from Continuing Operations)	2.5	2.9

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	As of and for the Twelve Months Ended December 31, 2011	As of and for the Twelve Months Ended December 31, 2010
Current assets, excluding cash and cash equivalents (B)	$501.7	$537.5
Current liabilities, excluding current debt obligations (C)	305.9	327.7

Net working capital	$195.8	$209.8
Trailing twelve months (TTM) net sales (A)	$1,318.4	$1,284.6
Working capital ratio (net working capital divided by TTM net sales) (A)	14.9%	16.3%

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies.
(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.
(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Reconciliation of Net Income (Loss) to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011 (A)	December 31, 2011	Trailing Twelve Months
Net sales	$298.4	$330.2	$339.1	$350.7	$1,318.4

Net income (loss)	$(8.1)	$43.7	$11.7	$9.4	$56.7
Discontinued operations	(0.9)	(37.4)	0.2	—	(38.1)
Loss on bond repurchases	—	—	4.2	—	4.2
Mead merger related expenses (A)	—	—	1.5	4.1	5.6
Income taxes, impact of adjustments	5.8	2.3	(2.8)	3.2	8.5

Adjusted income (loss) from continuing operations	(3.2)	8.6	14.8	16.7	36.9
Adjusted interest expense, net	19.2	19.5	19.4	17.8	75.9
Adjusted income tax expense (benefit)	(1.3)	3.7	6.3	7.1	15.8
Depreciation expense	7.1	6.8	6.4	6.1	26.4
Amortization of intangibles	1.7	1.6	1.5	1.5	6.3
Adjusted other (income) expense, net	(0.2)	—	0.2	0.7	0.7
Stock-based compensation expense	0.8	2.0	1.0	2.5	6.3

Adjusted supplemental EBITDA from continuing operations	$24.1	$42.2	$49.6	$52.4	$168.3

(A)	During the second half of 2011, the Company recorded costs associated with the pending acquisition of MeadWestvaco’s Consumer and Office Products business of $5.6 million. Of this, $1.5 million was incurred in, and reported within, the Company’s third quarter 2011 results.

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2011	2010
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$121.2	$83.2
Accounts receivable, net	269.5	274.8
Inventories	197.7	205.9
Deferred income taxes	7.6	9.1
Other current assets	26.9	24.0
Assets of discontinued operations	—	23.7

Total current assets	622.9	620.7

Total property, plant and equipment	463.3	474.1
Less accumulated depreciation	(316.1)	(310.9)

Property, plant and equipment, net	147.2	163.2
Deferred income taxes	16.7	10.6
Goodwill	135.0	136.9
Identifiable intangibles, net	130.4	137.0
Other non-current assets	64.5	71.8
Assets of discontinued operations	—	9.4

Total assets	$1,116.7	$1,149.6

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt	$0.2	$0.2
Accounts payable	127.1	110.3
Accrued compensation	24.2	23.9
Accrued customer program liabilities	66.8	72.8
Accrued interest	20.2	22.0
Other current liabilities	66.5	84.1
Liabilities of discontinued operations	1.1	14.6

Total current liabilities	306.1	327.9

Long-term debt	668.8	727.4
Deferred income taxes	85.6	81.2
Pension and post retirement benefit obligations	106.1	74.9
Other non-current liabilities	12.0	12.7
Liabilities of discontinued operations	—	5.3

Total liabilities	1,178.6	1,229.4

Stockholders’ deficit:
Common stock	0.6	0.6
Treasury stock	(1.7)	(1.5)
Paid-in capital	1,407.4	1,401.1
Accumulated other comprehensive loss	(131.0)	(86.1)
Accumulated deficit	(1,337.2)	(1,393.9)

Total stockholders’ deficit	(61.9)	(79.8)

Total liabilities and stockholders’ deficit	$1,116.7	$1,149.6

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

Payments

	Twelve Months Ended
	December 31,
(in millions of dollars)	2011	2010
Operating activities
Net income	$56.7	$12.4
Deferred income tax provision	3.9	12.3
Gain on sale of assets	(40.4)	(1.5)
Depreciation	26.5	29.6
Other non-cash charges	0.1	0.7
Amortization of debt issuance costs and bond discount	8.2	6.3
Amortization of intangibles	6.4	6.9
Stock-based compensation	6.3	4.2
Loss on debt repurchase	2.9	—
Changes in balance sheet items:
Accounts receivable	0.6	(18.5)
Inventories	5.4	(9.8)
Other assets	1.8	(5.1)
Accounts payable	16.8	14.8
Accrued expenses and other liabilities	(27.8)	(2.2)
Accrued income taxes	(1.1)	7.7
Equity in earnings of joint ventures, net of dividends received	(2.9)	(2.9)

Net cash provided by operating activities	63.4	54.9
Investing activities
Additions to property, plant and equipment	(13.5)	(12.6)
Assets acquired	(1.4)	(1.1)
Proceeds (payments) from sale of discontinued operations	53.5	(3.7)
Proceeds from the disposition of assets	1.4	2.5
Payments in pursuit of business acquisition	(1.6)	—

Net cash provided (used) by investing activities	38.4	(14.9)
Financing activities
Proceeds from long-term borrowings	0.1	1.5
Repayments of long-term debt	(63.0)	(0.2)
Borrowings (repayments) of short term debt, net	—	(0.5)
Cost of debt issuance	—	(0.8)
Other	(0.2)	(0.1)

Net cash used by financing activities	(63.1)	(0.1)
Effect of foreign exchange rate changes on cash	(0.7)	(0.3)

Net increase in cash and cash equivalents	38.0	39.6
Cash and cash equivalents
Beginning of period	83.2	43.6

End of period	$121.2	$83.2